EXHIBIT 32.1

Certification Pursuant To
Section 906 of Sarbanes-Oxley Act of 2002

The undersigned, in the capacities and on the date indicated below, hereby certifies that:

1.    This annual report of FirstFlight, Inc. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of FirstFlight, Inc.

Date: March 30, 2008	By:	/s/ John H. Dow
John H. Dow
Principal Executive Officer